Exhibit 10.1

Agreement

SulphCo, Inc.

November 7, 2005

Mr. Sang-Ok Lee
President
Oil-SC, Ltd.
3Ba 1004Ho, Shihwa Industrial Complex,
#2206-4, Jungwang-Kong, Shiheung-Si
Kyunggi-Ko, Korea

Re: $450,000 payment due on December 1, 2005

Dear Mr. Lee,

Thank you again for your visit to SulphCo, Inc. yesterday. We are most encouraged by the progress in Korea. As discussed, SulphCo, Inc. agrees to delay the due date of the payment of US$450,000 from Oil-SC, Ltd. to SulphCo, Inc., due on or before December 1, 2005 as per our Agreement dated February 22, 2005.

It is understood that the US $450,000 payment is to be made no later than 7 days after the signature of the first commercial license agreement for the SonocrackingTM technology between SulphCo, Inc. and a Korean refining company. It is further understood that the US $450,000 will be used by Oil-SC, Ltd. for continued marketing activities regarding the Sonocracking technology in Korea.

Sincerely,	Accepted by:

/s/Rudolf W.Gunnerman	/s/Sang Ok Lee
Dr. Rudolf W. Gunnerman	Sang Ok Lee
Chairman and CEO	President
Sulphco, Inc.	Oil-SC, Ltd.
November 7, 2005	November 9, 2005

Corporate Headquarters: 850 Spice Islands Drive, Sparks, Nevada USA 89431
Tel: +1 (775) 829-1310 Fax: +1 (775) 829-1351 www.sulphco.com